INDEPENDENT AUDITORS' CONSENT


Gaylord Container Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-32221 and 33-33977 on Form S-8/S-3, Registration Statement Nos. 33-25675, 33-33871, and 33-54367 on Form S-8, and in the Prospectuses which are part of such Registration Statements of our report, dated November 1, 1995, appearing in this Annual Report on Form 10-K of Gaylord Container Corporation for the year ended September 30, 1995.









/s/ Deloitte & Touche LLP
-------------------------

December 14, 1995